PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”), dated as of March 31, 2006, is made by 360 Global Wine Company, a Nevada corporation (the “Pledgor”), in favor of General Electric company, a New York corporation (the “Lender”).

RECITALS

A. As of the date of this Agreement, the Pledgor, as permitted assignee of Samson Investment Company pursuant to that certain Stock Purchase Agreement dated March 9, 2006 by and between General Electric Company and Samson Investment Company and the First Amendment dated March 31, 2006 (collectively the “Stock Purchase Agreement”) has purchased from the Lender all of the issued and outstanding shares of capital stock (the “Pledged Interests”) of Springer Mining Company, a Nevada corporation (the “Company”). Pursuant to the terms of that certain Straight Promissory Note of the Pledgor in favor of the Lender, dated of even date herewith (the “Note”), the Lender has agreed to make a loan to the Pledgor in the initial principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the “Loan”).

B. In order to induce Lender to make the Loan, the Pledgor has agreed to grant to the Lender a security interest in the Pledged Interests pursuant to the terms and conditions of this Agreement as additional security for the performance of the Pledgor’s obligations under the Note.

NOW, THEREFORE, in order to induce the Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Pledgor hereby agrees as follows:

1.   Grant of Security Interest. The Pledgor hereby pledges, assigns, transfers, and delivers to the Lender, as security for the performance of the “Secured Obligations” (as defined below), a continuing and first-priority security interest (“Security Interest”) in the following (collectively, the “Collateral”): (a) all right, title, and interest of the Pledgor as a stockholder of the Company, whether now owned or hereafter acquired; (b) all right, title and interest of the Pledgor in the Pledged Interests; (c) all payments, profits, or other distributions, whether in cash, property or otherwise, at any time owing to the Pledgor on account of its interest as a stockholder of Company; (d) all certificates and other documents that evidence the Pledged Interests and all other rights as a stockholder of Company; (e) all other rights, interests and claims to which the Pledgor may be entitled in its capacity as a stockholder of Company; and (f) all proceeds of any or all of the foregoing (in whatever form, whether money, instruments, documents, or other property).

2.   Security for Obligations. This Agreement and the Security Interest secure, and the Collateral is security for: (a) the prompt and indefeasible payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all amounts owing under the Note, whether for principal, interest or fees, costs and expenses that are required to be paid to Lender under the Note; (b) the Pledgor’s performance of all of its obligations under this Agreement; and (c) the performance of all of the Pledgor’s other obligations under the Note (collectively, the “Secured Obligations”).

3.   Delivery to the Lender. The Pledgor agrees to execute and deliver to the Lender such other agreements, instruments, and documents as the Lender may reasonably request from time to time to effectuate the conveyance, transfer, assignment, and grant to the Lender of the Security Interest in and to the Collateral. On or before the date hereof, any and all certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the Pledgor’s endorsement, where necessary, or duly executed instruments of transfer, all in form and substance satisfactory to the Lender. During the continuance of an “Event of Default” (as defined below), the Lender shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to the Lender or to register in the name of the Lender or any of its nominees any or all of the Collateral.

4.   Representations and Warranties. The Pledgor hereby represents and warrants to the Lender as follows:

4.1
The Pledgor has full power and lawful authority to enter into, deliver, and perform this Agreement, to assign, transfer and pledge the Collateral to the Lender and to grant to the Lender a first-priority security interest therein as herein provided.

4.2
The execution, delivery and performance of this Agreement and the grant of the Security Interest hereunder do not and will not (i) violate any provision of law applicable to the Pledgor, the organizational documents of the Pledgor, or any judgment, order, or decree of any court or other agency of government binding on the Pledgor, (ii) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Pledgor, or (iii) result in or require the creation or imposition of any material lien upon any of the properties or assets of the Pledgor (other than liens in favor of the Lender).

5.   Covenants of the Pledgor.

5.1	The Pledgor covenants and agrees that it shall:

(a) Access to Books and Records. l Make and cause the Company to make any records and books of account for the Pledgor and the Company available for the Lender’s inspection and transcription at any time upon reasonable advance notice and during business hours and (iii) permit representatives of the Lender to discuss the business, operations, assets, Properties, prospects and financial condition of the Pledgor and the Company with officers of each of the Pledgor and the Company and with their independent certified public accountants and third party lenders and creditors.

(b) Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as is now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, comply with all contractual obligations and Requirements of Law.

(c) Maintenance of Property, Insurance. Cause the Company to: keep all Company Property useful and necessary in its business in good working order and condition; and maintain with financially sound and reputable insurance companies insurance on all of its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

(d) Notices. Promptly, and in any event within two days, give notice to the Lender:

(i) of the occurrence of any default or event of default under any agreement or undertaking of the Pledgor or the Company with any Person (including without limitation the Stock Purchase Agreement between the Lender and Pledgor) or of any event which but for the requirement that notice be given or time elapse or both would constitute a default or an event of default under any such agreement or undertaking;
(ii) of any litigation, investigation or proceeding which may exist at any time in which the amount involved is $25,000 or more; or involving a Governmental Authority; or any such matter, if adversely determined, could have a material adverse effect upon the business, operations, assets, Property, prospects or financial condition of the Pledgor or the Company or in which injunctive or similar relief is sought;
(iv) of any material adverse change in the business, operations, assets, Property, prospects or financial condition of the Pledgor or the Company.

(e) Comply with its covenants, agreements and undertakings set forth in the Stock Purchase Agreement between the Lender and the Pledgor.

5.2	The Pledgor covenants and agrees that it shall not:

(a)  Disposition of Collateral. Voluntarily sell, assign (except by operation of law in the event of a death), or otherwise dispose of, or grant any option with respect to, any of the Collateral.

(b) Transfer Pledged Interests. Pledge, assign, sell, or otherwise transfer the Pledged Interests or any interest therein.

(c) Liens. Permit or permit the Company to create, incur, assume or suffer to exist, any Lien upon any of the Property of the Company except: (i) Liens for taxes, assessments or governmental charges which are not yet due or delinquent or which are being contested in good faith by appropriate proceedings and provided adequate reserves with respect thereto are maintained on the books of the Company; (ii) easements, municipal and zoning ordinances, and rights of way restrictions not interfering with the ordinary conduct of the business of the Company; and(iii) any Liens existing on Property of the Company as of the closing under the Stock Purchase Agreement between the Pledgor and the Lender;

(d) Prohibition of Fundamental Changes. Enter into or permit the Company to enter into any transaction of merger, consolidation or amalgamation; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, lease, transfer or otherwise dispose of, in one or a series of transactions, any of the Pledgor’s or the Company’s business or assets; acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person; or make any material change in the nature of the Pledgor’s or the Company’s present business or their method of conducting their present business. Sell, transfer, or otherwise dispose of any interest in the Company’s capital stock.

(e) Dividends; Redemption of Stock. Permit or cause the Company to declare any dividends on any shares of any class of its stock, whether now or hereafter outstanding, make any payment on account of any shares of any class of its stock, whether now or hereafter outstanding, set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of any shares of any class of its stock, whether now or hereafter outstanding, or make any other distribution either directly or indirectly, whether in cash, property or obligations in respect of, or on account of, or purchase or otherwise acquire any shares of, any class of its stock, whether now or hereafter outstanding, from any Person.

(f) Investments. Permit or cause the Company commit to make, any advance, loan, extension of credit or capital contribution to, or purchase or commit to purchase any stocks, bonds, notes, debentures or other securities of, or make any other investment in, any Person or create or participate in the creation of any subsidiary.

(g) Restriction of Indebtedness. Permit or cause the Company to create, incur, assume or have outstanding any Indebtedness.

(h) Sale and Leaseback. Enter into any agreement or cause the Company to enter into any agreement providing for the leasing by the Company of property which has been or is to be sold or transferred by the Company to the lessor thereof, or which is substantially similar in purpose to property so sold or transferred.

(i) Company Affiliates. Suffer or permit the Company to enter into any transaction with any Company Affiliate. Suffer or permit the Company to enter into or permit any transaction with any Company Affiliate or any Person in control of, controlled by or under common control with either of the foregoing in order to avoid the operation of any of the covenants hereof.

(j) Partnerships; Joint Ventures. Permit the Company or cause the Company to become a member of any partnership or joint venture.

(k) Change in Control. Permit or cause a change in the power to direct or cause the direction of management and policies of the Pledgor, either directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the above, this prohibition shall not apply to 360 Investments, LLC, a Delaware limited liability company. Permit or cause the Company to permit a change in the power to direct or cause the direction of management and policies of the Company, either directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

5.3	As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Company Affiliate” shall mean any person, firm, or corporation which, directly or indirectly, controls or is controlled by or is under common control with the Company. For the purpose of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, either directly or indirectly, whether through the ownership of voting securities or by contract or otherwise of any Person.

(b) “Contingent Obligation” shall mean, as to any Person, any guarantee of Indebtedness or any other obligation of any second Person or any assurance with respect to the financial condition of any second Person, whether direct, indirect or contingent, including without limitation, any purchase or repurchase agreement or other arrangement of whatever nature having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such second Person.

(d) “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

(e) “Indebtedness” shall mean, and shall include, as to any Person, at a particular time, (a) all indebtedness for borrowed money or for the deferred purchase price of Property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (b) obligations of such Person, contingently or otherwise, as obligor, guarantor or otherwise under leases of real or personal property or any comparable arrangement with respect to use or title which are, shall have been, or should be, in accordance with generally accepted accounting principles, capitalized, (c) indebtedness arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all liabilities secured by any Lien on any Property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, and (e) any other obligations (other than deferred taxes) which are required by generally accepted accounting principles to be shown as liabilities in its balance sheet and which are payable or remain unpaid.

(f) “Liabilities” shall mean, as to any Person, at any date, all items which would be classified as liabilities on a balance sheet of such Person at such time.

(g) “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

(h) “Person” shall mean an individual, partnership, joint venture, corporation, business trust, joint stick company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

(i) “Requirement of Law” shall mean, as to any Person the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

6.         Event of Default. The failure of the Pledgor to pay any sums due an owing under the Note or hereunder shall constitute an “Event of Default” under this Agreement.

7.         Remedies. Upon the occurrence of an Event of Default hereunder, the Lender may, at its option, do anyone or more of the following:

7.1
The Lender may exercise, in respect of the Collateral, in all rights and remedies provided for herein or otherwise available to it, all the rights and remedies as a secured party on default under the New York Uniform Commercial Code.

7.2
The Lender may exercise any and all rights of collection, conversion, or exchange and any and all other rights, privileges, options, or powers of the Pledgor pertaining to or relating to the Collateral as if the Lender were the absolute owner of all of the Collateral. Without limiting the foregoing, the Lender may exercise all voting and management rights of the Pledgor as a stockholder of the Company, and the Lender may exercise all other rights that pertain to the Pledged Interests.

7.3
The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/for such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and the Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

8.            Further Documentation. The Pledgor agrees to execute and deliver promptly all further instruments and documents and to take all further action that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce the rights and remedies of the Lender to exercise and enforce the rights and remedies of the Lender hereunder with respect to any Collateral or to carry out the provisions and purposes hereof.

9.            Choice of Law. The provisions hereof and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of New York. The Lender and the Pledgor agree than any claim, lawsuit or action, at law or in equity (including an application for provisional, interim or injunctive relief), arising from or related to this Agreement, the Loan or the Note shall be brought in the Jefferson Circuit Court in Louisville, Kentucky (the “Forum Court”). The Pledgor and the Lender hereby irrevocably consent and submit to the sole and exclusive jurisdiction and venue of the Forum Court and each specifically waives any objections based upon lack of jurisdiction, improper venue or forum non conveniens.

10.            Severability. If any court or other judicial authority of competent jurisdiction determines that any provision hereof, or the application thereof to any person or circumstance, to be invalid, illegal or unenforceable to any extent, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such provision hereof shall be valid and enforceable to the fullest extent permitted by law as though the invalid, illegal or unenforceable provision had never been a part hereof, or applicable to such person or circumstance.

11.            Waiver. The parties agree that if and to the extent that any party does not require strict compliance with the provisions hereof, such action or inaction shall not constitute a waiver of, or otherwise affect or prejudice in any manner, such party’s future rights, remedies, benefits, or powers hereunder, including the right to require strict performance of such provisions. No course of dealing on the part of any party and no delay or failure by any party to exercise any right which it may have hereunder shall be deemed a waiver thereof or otherwise prejudice any of its rights, remedies, or power hereunder unless so agreed in writing by such party. No waiver by any party of any breach hereof by any other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by any party after any breach by any other party shall be deemed to be a waiver of any breach hereof by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by any party to exercise any right or remedy it may have hereunder, at law, in equity or otherwise by reason of the default of any other party hereunder shall operate as a waiver of such default or as a modification hereof or shall prevent the exercise of any such right or remedy by the first party while the other party continues to be so in default. No extension of time for performance of any obligation shall be deemed to be an extension of the time for performance of any other obligation. The consent or approval of one act shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

360 GLOBAL WINE COMPANY

By:
Joel Shapiro, Chief Executive Officer

GENERAL ELECTRIC COMPANY

By:
Paul Kalocsay, authorized signatory